EXHIBIT 10.9


                            ASSET PURCHASE AGREEMENT


                                     between


                           GREATER BOSTON RADIO, INC.


                                       and


                       AMERICAN RADIO SYSTEMS CORPORATION





                            Dated as of May 14, 1997

                                TABLE OF CONTENTS

                                                                                                             Page
ARTICLE ONE.......................................................................................................1
     1.1.  "Affiliate"............................................................................................1
     1.2.  "Ancillary Agreements".................................................................................1
     1.3.  "Closing Date".........................................................................................1
     1.4.  "Code".................................................................................................1
     1.5.  "Communications Act"...................................................................................1
     1.6.  "Environmental Laws"...................................................................................1
     1.7.  "Equipment"............................................................................................1
     1.8.  "Escrow Agreement".....................................................................................2
     1.9.  "FCC Application"......................................................................................2
     1.10.  "FCC Licenses"........................................................................................2
     1.11.  "Final Order".........................................................................................2
     1.12.  "Governmental Authorizations".........................................................................2
     1.13.  "Hazardous Substance".................................................................................2
     1.14.  "HSR Act".............................................................................................2
     1.15.  "Intellectual Properties".............................................................................2
     1.16.  "Liens"...............................................................................................3
     1.17.  "LMA".................................................................................................3
     1.18.  "Material Adverse Effect".............................................................................3
     1.19.  "Permitted Liens".....................................................................................3
     1.20.  "Station".............................................................................................3
     1.21.  "Tax".................................................................................................3
     1.22.  "Transfer Taxes"......................................................................................3

ARTICLE TWO

     Purchase and Sale of Assets; Assumption of Liabilities.......................................................4
     2.1.  Transfer of Assets.....................................................................................4
              (a)  FCC Licenses and Other Governmental Authorizations.............................................4
              (b)  Personal Property..............................................................................4
              (c)  Real Property..................................................................................4
              (d)  Agreements.....................................................................................4
              (e)  Records........................................................................................4
              (f)  Accounts and Notes Receivable..................................................................4
              (g)  Prepaid Expenses...............................................................................4




                                       i








                                                                                                      Page

     2.2.  Excluded Assets...............................................................................5
     2.3.  Instruments of Conveyance and Transfer........................................................5
     2.4.  Further Assurances............................................................................6
     2.5.  Assumption of Liabilities.....................................................................6

ARTICLE THREE

     Closing; Payment of Purchase Price..................................................................6
     3.1.  Closing Date..................................................................................6
     3.2.  Purchase Price and Payment....................................................................6
     3.3. Appraisal, Purchase Price Allocation and Tax Reporting.........................................7

ARTICLE FOUR

     Representations and Warranties......................................................................7
     4.1.  Representations and Warranties of Seller......................................................7
              (a)  Due Organization; Good Standing and Power.............................................8
              (b)  Authorization and Validity of Agreement...............................................8
              (c)  Governmental Approvals; Conflicts.....................................................8
              (d)  Title to Properties; Absence of Liens.................................................9
              (e)  Delivery and Validity of Contracts....................................................9
              (f)  Equipment.............................................................................9
              (g)  Legal Proceedings....................................................................10
              (h)  Insurance............................................................................10
              (i)  Intellectual Properties..............................................................10
              (j)  FCC Licenses and Other Governmental Authorizations...................................10
              (k)  Conduct of Business in Compliance with Regulatory Requirements.......................11
              (l)  Taxes................................................................................11
              (m)  Personnel Information................................................................11
              (n)  Environmental Matters................................................................11
              (o)  Certain Fees.........................................................................11
              (p)  Transactions with Affiliates.........................................................12
              (q)  Conduct in the Ordinary Course.......................................................12
              (r)  Disclosure...........................................................................12
     4.2.  Representations and Warranties of Buyer......................................................12
              (a)  Due Organization; Good Standing and Power............................................12
              (b)  Authorization and Validity of Agreement..............................................12
              (c)  Governmental Approvals; Conflicts....................................................13
              (d)  Legal Proceedings....................................................................13
              (e)  Financial Capacity...................................................................13
              (f)  Qualification........................................................................14
              (g)  Certain Fees.........................................................................14





                                       ii







                                                                                                      Page

     4.3.  Acknowledgment of Buyer......................................................................14
     4.4.  Expiration of Representations and Warranties.................................................14

ARTICLE FIVE

     Covenants Prior to Closing.........................................................................15
     5.1.  Access to Information Concerning Properties and Records......................................15
     5.2.  Conduct of the Business of the Station Pending the Closing...................................15
     5.3.  Further Actions..............................................................................16
     5.4.  FCC Licenses.................................................................................17
     5.5.  Buyer Qualification..........................................................................17
     5.6.  Station's Employees..........................................................................17
     5.7.  Environmental Due Diligence..................................................................18
     5.8.  Supplements to Disclosure....................................................................18

ARTICLE SIX

     Conditions Precedent...............................................................................18
     6.1.  Conditions Precedent to Obligations of Both Parties..........................................18
              (a)  No Injunction, etc...................................................................18
              (b)  Antitrust Matters....................................................................18
              (c)  FCC Matters..........................................................................19
     6.2.  Conditions Precedent to Obligations of Buyer.................................................19
              (a)  Accuracy of Representations and Warranties of Seller.................................19
              (b)  Performance of Agreements............................................................19
              (c)  No Adverse Modification of FCC Licenses..............................................19
              (d)  Officer's Certificate................................................................20
              (e)  Opinions.............................................................................20
              (f)  Actions and Proceedings..............................................................20
              (g)  Third-Party Consents.................................................................20
              (h)  Payment of Indebtedness; Financing Statements........................................20
              (i)  Deliveries...........................................................................20
     6.3.  Conditions Precedent to Obligations of Seller................................................21
              (a)  Accuracy of Representations and Warranties of Buyer..................................21
              (b)  Performance of Agreements............................................................21
              (c)  Officer's Certificate................................................................21
              (d)  Instruments of Assumption............................................................21
              (e)  Opinion..............................................................................22
              (f)  Actions and Proceedings..............................................................22
              (g)  Deliveries...........................................................................22





                                      iii








                                                                                                      Page

ARTICLE SEVEN

     Indemnification....................................................................................22
     7.1.  Indemnification by Seller....................................................................22
              (a)  General..............................................................................22
              (b)  Limitation on Indemnification........................................................23
              (c)  Exclusive Remedy.....................................................................23
     7.2.  Indemnification by Buyer.....................................................................23
              (a)  General..............................................................................23
              (b)  Limitation on Indemnification........................................................24
              (c)  Exclusive Remedy.....................................................................24
     7.3.  Indemnification Procedures...................................................................24

ARTICLE EIGHT

     Termination........................................................................................25
     8.1.  General......................................................................................25
     8.2.  No Liabilities in Event of Termination.......................................................26

ARTICLE NINE

     Post-Closing Covenants.............................................................................27
     9.1.  Access to Books and Records..................................................................27
     9.2.  Further Agreements...........................................................................27
     9.3.  Financial Statements.........................................................................27

ARTICLE TEN

     Miscellaneous......................................................................................27
     10.1.  Public Announcements........................................................................27
     10.2.  Expenses....................................................................................28
     10.3.  Transfer Taxes..............................................................................28
     10.4.  Notices.....................................................................................28
     10.5.  Entire Agreement............................................................................29
     10.6.  Assignment..................................................................................29
     10.7.  No Third-Party Beneficiaries................................................................30
     10.8.  Amendment; Waiver...........................................................................30
     10.9.  Interpretation..............................................................................30
     10.10.  Severability...............................................................................30
     10.11.  Counterparts...............................................................................31
     10.12.  Governing Law; Jurisdiction................................................................31


                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A                  -        Opinion of Barbara Burns
Exhibit B                  -        Opinion of Schwartz, Woods & Miller
Exhibit C                  -        Opinion of Michael B. Milsom

Schedule 2.1(a)(i)         -        FCC Licenses
Schedule 2.1(a)(ii)        -        Governmental Authorizations
Schedule 2.1(b)   -        Equipment
Schedule 2.1(c)   -        Real Property
Schedule 2.1(d)   -        Contracts and Agreements
Schedule 2.2(h)   -        Excluded Assets
Schedule 4.1(c)   -        Filings, Consents and Approvals
Schedule 4.1(d)   -        Liens
Schedule 4.1(e)   -        Validity of Contracts and Agreements
Schedule 4.1(f)   -        Equipment Not in Satisfactory Condition
Schedule 4.1(g)   -        Legal Proceedings
Schedule 4.1(h)   -        Insurance
Schedule 4.1(j)   -        Proceedings Against the FCC Licenses
Schedule 4.1(m)   -        Personnel Information
Schedule 4.1(p)   -        Affiliate Transactions
Schedule 4.1(q)   -        Certain Changes
Schedule 6.2(g)   -        Material Contracts

                            ASSET PURCHASE AGREEMENT


                  ASSET PURCHASE AGREEMENT, dated as of May 14, 1997, between Greater Boston Radio, Inc., a Delaware corporation ("Seller"), and American Radio Systems Corporation, a Delaware corporation ("Buyer").

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:


                                   ARTICLE ONE

                  1.1. "Affiliate" shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                  1.2. "Ancillary Agreements" shall mean the LMA and the Escrow Agreement.

                  1.3. "Closing Date" shall mean the actual time and date of the Closing.

                  1.4. "Code" shall mean the Internal Revenue Code of 1986, as amended, together with all regulations and rulings issued thereunder by any govern mental authority.

                  1.5. "Communications Act" shall mean the Communications Act of 1934, as amended, and the published rules and regulations thereunder.

                  1.6. "Environmental Laws" shall mean all applicable federal, state and local laws and regulations relating to the pollution or protection of the environment, including laws and regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, groundwater or lands or otherwise relating to the manu facture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or waste.

                  1.7. "Equipment" shall mean all equipment, furniture, furnishings, fixtures and other tangible personal property listed on Schedule 2.1(b) hereto, together with any replacements thereof or additions thereto made between the date hereof and the Closing Date, less any items used, consumed, or expended in the ordinary course of business consistent with past practice between the date hereof and the Closing Date.

                  1.8. "Escrow Agreement" shall mean the Escrow Agreement, dated as of the date hereof, among Buyer, Seller and the Escrow Agent.

                  1.9. "FCC Application" shall mean the application or applications that Seller and Buyer must file with the Federal Communications Commission (the "FCC") requesting its written consent to the assignment of the FCC Licenses from Seller to Buyer.

                  1.10.  "FCC  Licenses"   shall  mean  licenses,   permits  and
authorizations that have been issued by the FCC for use by the Station listed on
Schedule 2.1(a)(i) hereto.

                  1.11. "Final Order" shall mean action which shall have been taken by the FCC (including action duly taken by the FCC's staff, pursuant to delegated authority) (i) which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended, (ii) with respect to which no timely request for stay, petition for re hearing, appeal or certiorari or sua sponte action of the FCC with comparable effect shall be pending, and (iii) as to which the time for filing any such request, petition, appeal, certiorari or for the taking of any such sua sponte action by the FCC shall have expired or otherwise terminated.

                  1.12. "Governmental Authorizations" shall mean all other licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities listed on Schedule 2.1(a)(ii) hereto.

                  1.13. "Hazardous Substance" shall mean any toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including any asbestos or polychlorinated biphenyls.

                  1.14. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Im provement Act of 1976, as amended, and the rules and regulations thereunder.

                  1.15. "Intellectual Properties" shall mean all trademarks, tradenames, service marks, copyrights, patents, jingles, slogans, visual materials, logos and existing promotional materials registered with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, or any similar state trademark office, or any application therefor, in connection with the business and operation of the Station.

                  1.16.   "Liens"  shall  mean  all  claims,   liens,   security
interests, charges, leases, encumbrances, licenses or sublicenses and other restrictions of any kind and nature.

                  1.17. "LMA" shall mean the Time Brokerage Agreement, dated as of the date hereof, between Seller and Buyer.

                  1.18. "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition or results of operations of the Station or the ability of Seller to consummate the transactions contemplated hereby or by the Ancillary Agreements.

                  1.19. "Permitted Liens" shall mean Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings, Liens of landlords, carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due, Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, un employment insurance and other types of social security, or to secure the performance of statutory obligations, surety bonds, leases and similar obligations and such other Liens, imperfections of title, easements and pledges, if any, as do not materially interfere with the present use of the Assets encumbered thereby.

                  1.20. "Station" shall mean radio station WNFT(AM), Boston Massachusetts.

                  1.21. "Tax" shall mean any tax, duty, fee, levy, impost, charge or assessment imposed by any governmental authority (including all interest and penalties thereon and additions thereto, whether disputed or not).

                  1.22. "Transfer Taxes" shall mean any sales, use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes.

                                   ARTICLE TWO

             Purchase and Sale of Assets; Assumption of Liabilities

                  2.1. Transfer of Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the assets of Seller relating to the Station free and clear of all Liens, except for Permitted Liens, except as provided in Section 2.2 hereof, including, but not limited to, the following (collectively, the "Assets"):

                  (a) FCC Licenses and Other  Governmental  Authorizations.  (i)
         Subject  to  prior  FCC  approval,   the  FCC  Licenses  and  (ii)  the
         Governmental Author izations;

                  (b) Personal Property. The Equipment, and all warranties and guar antees, if any, express or implied, existing for the benefit of Seller in connec tion with the Equipment to the extent assignable;

                  (c) Real Property. The real property described on Schedule 2.1(c) hereto;

                  (d) Agreements. All contracts, commitments and other agreements listed on Schedule 2.1(d) hereto and all other contracts, commitments and other agreements entered into by Seller between the date hereof and the Closing Date in accordance with Section 5.2 hereof or the LMA;

                  (e) Records. An original or a copy of all files, records, logs and program materials maintained by Seller at the Station and all proprietary information, technical information and data, maps, computer discs and tapes, plans, diagrams, blueprints and schematics, including filings with the FCC;

                  (f) Accounts and Notes Receivable. All accounts and notes receivable of Seller arising out of or relating to the Station after 12:01 a.m., local time, on the date of the effectiveness of the LMA; and

                  (g) Prepaid Expenses. All prepaid operating expenses, deposits, and warranty rights of Seller arising out of or relating to the Station after 12:01 a.m., local time, on the date of the effectiveness of the LMA.

                  2.2. Excluded Assets. Notwithstanding Section 2.1 hereof, Buyer and Seller expressly understand and agree that Seller shall not sell, convey, assign, transfer or deliver to Buyer the following assets (collectively, the "Excluded Assets"):

                  (a) All cash, cash equivalents, bank deposits and securities owned by or for the benefit of Seller;

                  (b) All accounts and notes receivable of Seller arising out of or relating to the business and operation of the Station prior to 12:01 a.m., local time, on the date of the effectiveness of the LMA;

                  (c) All prepaid operating expenses, deposits, and warranty rights of Seller arising out of or relating to the business and operation of the Station prior to 12:01 a.m., local time, on the date of the effectiveness of the LMA;

                  (d) Any rights of Seller to any refunds (and interest thereon) of Taxes and any deposits of Seller with any governmental authority relating to Taxes;

                  (e) All insurance policies of Seller relating to the Assets or the business or operations of the Station;

                  (f) All books and records pertaining to the organization, existence or capitalization of Seller and all books and records Seller is required by law to retain;

                  (g) The names and marks "Greater Media", "Greater Boston" and the "G" logo, whether alone or in combination with one or more words, in any case including any related or similar trade names, trademarks, service marks, call letters or logos to the extent the same may incorporate such names, marks, logos, words or initials or any variation thereof and all goodwill associated with the foregoing; and

                  (h) (i) Any contracts, commitments or other agreements of Seller not expressly assumed by Buyer and (ii) all other assets listed on Schedule 2.2(h) hereto.

                  2.3. Instruments of Conveyance and Transfer. On the Closing Date, Seller shall: (a) deliver to Buyer such quitclaim deeds, bills of sale, endorsements, consents, assignments, and other good and sufficient instruments of conveyance and assignment as shall be effective to vest in Buyer all right, title and interest of Seller in and to the Assets free and clear of all Liens, except Permitted Liens, and (b) deliver to Buyer (or cause to be filed at the Station) copies of all the contracts, commitments, agreements, files, records, books and other data included in the Assets.

                  2.4. Further Assurances. From time to time after the Closing Date, Seller shall execute and deliver such other instruments of conveyance and assignment and take such other actions as Buyer reasonably may request in order to convey, assign, transfer and deliver to Buyer any of the Assets.

                  2.5. Assumption of Liabilities. Buyer shall not assume or undertake to pay, satisfy or discharge any liabilities (including any liabilities arising in connection with any litigation), obligations, commitments or responsibilities of Seller except for those arising under the contracts, commitments and other agreements referred to in Section 2.1(d) hereof, and other contracts, commitments and agreements assumed under the LMA, and then with respect to any such contract, commitment or agreement only those liabilities, obligations, commitments and responsibilities accruing after the date on which such contract, commitment or agreement is assumed (collectively, the "Assumed Liabilities").


                                  ARTICLE THREE

                       Closing; Payment of Purchase Price

                  3.1. Closing Date. The closing with respect to the transactions pro vided for in this Agreement (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, at 10:00 a.m., local time, no later than the fifth business day following the later to occur of (a) the day on which the action by the FCC granting the FCC Application shall have become a Final Order, (b) the expiration or termination of the waiting period under the HSR Act and (c) the satisfaction of each of the conditions specified in Article Six hereof (unless waived by the party entitled to waive such condition), except as otherwise agreed by Buyer and Seller and subject to the termination provisions of Article Seven hereof.

                  3.2. Purchase Price and Payment. In consideration for the Assets, and subject to the terms and conditions of this Agreement, Buyer shall assume the Assumed Liabilities on the Closing Date as provided in Section 2.5 hereof and pay an aggregate amount of $4,500,000 (the "Purchase Price") as follows:

                  (a) Deposit. Upon execution of this Agreement, Buyer shall deposit the sum of $450,000 (the "Deposit") with Serafin Bros., Inc. (the "Escrow Agent"), to be held in escrow pursuant to the terms of the Escrow Agreement.

                  (b) Cash at Closing. On the Closing Date, Buyer and Seller shall cause the Escrow Agent to deliver the Deposit, and all interest accrued thereon, to Seller, which shall be credited to the Purchase Price, and Buyer shall pay to Seller the excess of the Purchase Price over the Deposit and all interest accrued thereon by wire transfers of immediately available funds to such accounts of Seller as Seller shall have designated to Buyer at least two business days before the Closing.

                  3.3.  Appraisal,  Purchase Price Allocation and Tax Reporting.
(a) Within 90 days of the Closing Date, Buyer shall have an appraisal of the Assets prepared (the "Appraisal"), the fees and expenses of which shall be borne by Buyer. Buyer shall cause a copy of the Appraisal to be delivered to Seller.

                  (b) If and to the extent that Buyer and Seller agree on an allocation of the aggregate amount of the Purchase Price and the Assumed Liabilities among the Assets (the "Purchase Price Allocation"), Buyer and Seller shall, and shall cause each of their Affiliates to, (i) prepare and file all statements or other information required to be furnished to any taxing authority pursuant to section 1060 of the Code or other applicable tax law (including IRS Form 8594) in a manner consistent with the Purchase Price Allocation, (ii) prepare all tax returns and reports required to be filed by them in a manner consistent with the Purchase Price Allocation, and (iii) not take any position contrary to the Purchase Price Allocation with any government agency or taxing authority.

                  (c) Notwithstanding any other provision of this Agreement, the provisions of this Section 3.3 shall survive the Closing without limitation.


                                  ARTICLE FOUR

                         Representations and Warranties

                  4.1.   Representations   and  Warranties  of  Seller.   Seller
represents and warrants to Buyer as follows:

                  (a) Due Organization; Good Standing and Power. Seller is a cor poration duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets and properties and to conduct the business and operation of the Station as now conducted by it. Seller has all requisite power and authority to enter into this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. Seller is duly qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions in which the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

                  (b) Authorization and Validity of Agreement. The execution and delivery of this Agreement and the Ancillary Agreements by Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and the Ancillary Agreements have been duly executed and delivered by Seller and constitute valid and legally binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar laws affecting creditors' rights or remedies generally and by general principles of equity (whether considered in a proceeding at law or in equity).

                  (c) Governmental Approvals;  Conflicts. Except as set forth on
         Schedule 4.1(c) hereto, the execution and delivery of this Agreement and the Ancillary Agreements by Seller and the consummation by Seller of the trans actions contemplated hereby and thereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court order, judgment or decree applicable to Seller and (ii) will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Seller under, or result in the creation of a lien, charge or encumbrance upon any portion of the Assets, or under the articles of incorporation or by-laws of Seller or any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which Seller is a party or by which Seller or any of the Assets is bound.

                  (d) Title to Properties; Absence of Liens. Seller (i) is the owner of marketable fee title to the fee property listed on Schedule 2.1(c) hereto and (ii) has good title to all material Equipment relating to the business and operation of the Station included as Assets listed on Schedule 2.1(b) hereto.

         Such Assets are in good operating condition and repair, ordinary wear and tear excepted. Such title is free and clear of all Liens, except for Permitted Liens or as specifically set forth on Schedule 4.1(d) hereto. The transmitters and towers owned by the Station, and all other items of transmitting and studio equipment listed on Schedule 2.1(b) hereto, (x) have been maintained in a manner consistent with generally accepted standards of good engineering practice, (y) will permit operation of the Station in accordance with the terms of the FCC Licenses, the published rules and regulations of the FCC and, to the best of Seller's knowledge, all other applicable laws and (z) are located on real property owned by Seller.

                  (e) Delivery and Validity of Contracts. (i) True and complete copies of all contracts, commitments and other agreements relating to the business and operation of the Station (including all amendments thereto) referred to on Schedule 2.1(d) hereto either have been delivered or made available to Buyer, (ii) except as set forth on
         Schedule 4.1(e) hereto, all contracts, commitments and other agreements relating to the business and operation of the Station referred to in such Schedules are in full force and effect in all material respects and (iii) except as set forth on Schedule 4.1(e) hereto, Seller is not in breach or default in the performance of any material obligation thereunder and, to Seller's knowledge, no other contracting party is in breach or default in the performance of any material obligation thereunder. Schedule 2.1(d) hereto sets forth all contracts, leases of personal property and commitments which involve payment to or from the Station during the term of such contract, lease or commitment. There are no trade or barter agreement as of the date hereof relating to the business and operation of the Station.

                  (f) Equipment. Except as described on Schedule 4.1(f) hereto, the Equipment is in good operating condition and repair, except for equipment temporarily under repair or out of service in the ordinary course of the business of the Station. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE ASSETS.

                  (g) Legal Proceedings. Except as described on Schedule 4.1(g) hereto, there is no litigation, proceeding or governmental investigation to which Seller is a party pending or, to the knowledge of Seller, threatened against Seller relating to the Assets or the business and operation of the Station or the trans actions contemplated by this Agreement or the Ancillary Agreements which would reasonably be expected to have a Material Adverse Effect.

                  (h) Insurance. Schedule 4.1(h) hereto sets forth a complete and correct list, as of the date hereof, of the policies of insurance currently maintained by Seller with respect to the Station.

                  (i) Intellectual Properties. Seller has no right or title to or interest in any Intellectual Properties.

                  (j) FCC Licenses and Other Governmental Authorizations. Seller has and is the authorized legal holder of all FCC Licenses and
         Governmental Authorizations set forth on Schedules 2.1(a)(i) and 2.1(a)(ii) hereto, re spectively. The FCC Licenses and Governmental Authorizations are all of the licenses, permits and authorizations required for the operation of the Station as it is now operated. The FCC Licenses and the Governmental Authorizations are valid and in full force and effect, are unimpaired by any acts or omissions of Seller, are free and clear of any restrictions which would reasonably be expected to limit the present operation of the Station, and are valid for the balance of their respective license terms. Except as set forth on Schedule 4.1(j) hereto, no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses and, to the knowledge of Seller, there is not now issued or outstanding any investigation, proceeding, notice of violation or complaint against Seller at the FCC as of the date hereof relating to the Station. The Station is being operated in all material respects in accordance with the terms and conditions of the FCC Licenses and Governmental Authorizations and the published rules and regulations of the FCC. All ownership reports, renewal applications and other reports and documents required to be filed with the FCC by or on behalf of Seller with respect to the Station have been timely filed with the FCC, and all such reports, applications and other documents are true and complete. Seller maintains an appropriate public inspection file at the Station's studio in accordance with the published rules and regulations of the FCC. To the knowledge of Seller, Seller has no reason to believe that the FCC will not renew the FCC Licenses in the ordinary course for a full term without any material qualifications.

                  (k)  Conduct  of  Business  in  Compliance   with   Regulatory
         Requirements. Seller is conducting the business and operation of the Station so as to comply with all applicable laws, ordinances, regulations and licenses in all material respects.

                  (l) Taxes. No event has occurred or condition exists that could result in any liability being imposed on Buyer by any taxing authority for any Taxes of Seller for any taxable period, or imposed with respect to the Assets for any taxable period or portion thereof ending on or before the Closing Date.

                  (m) Personnel Information. Except as set forth on Schedule 4.1(m) hereto, there are no employees of Seller relating to the business of the Station ("Station's Employees").

                  (n)  Environmental   Matters.  (i)  Seller  has  all  permits,
         licenses and other authorizations required under Environmental Laws, except where the failure to hold such permits, licenses and authorizations would not reasonably be expected to have a Material Adverse Effect. Seller is in compliance with all terms and conditions of such permits, licenses and authorizations, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

                      (ii) Except as would not reasonably be expected to have a Material Adverse Effect: (A) to the knowledge of Seller, no real property currently or formerly owned or operated by Seller relating to the Station is contaminated with any Hazardous Substance, (B) Seller has not disposed or arranged for the disposal of Hazardous Substances so as to give rise to liability for any off-site disposal or contamination and (C) Seller has not received any claims or notices alleging liability under any Environmental Law, and Seller has no knowledge of any circumstances that could result in such claims.

                             (iii) No other representations or warranties in this Agreement, including, but not limited to, those set forth in Sections 4.1(c), 4.1(g) and 4.1(k) hereof, made by Seller shall be deemed to relate to environmental matters.

                  (o) Certain Fees. With the exception of fees and expenses payable to Serafin Bros., Inc., which will be paid by Seller, neither Seller nor any of its officers, directors or employees, on behalf of Seller, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby or by the Ancillary Agreements.

                  (p)  Transactions  with  Affiliates.  Except  as set  forth on
         Schedule 4.1(p) hereto, all real property, Equipment and contracts, commitments and other agreements to be assumed by Buyer are owned or held by Seller, and no Affiliate of Seller owns or leases property or is a party to any contract affecting or relating to the operations of the Station.

                  (q) Conduct in the  Ordinary  Course.  Except as  described on
         Schedule 4.1(q) hereto, since December 31, 1996, the operations and business of the Station have been conducted in all material respects only in the ordinary course.

                  (r) Disclosure. None of this Agreement or any certificate or other document delivered in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits any statement of a material fact necessary to make any statement contained herein or therein not misleading.

                  4.2. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

                  (a) Due Organization; Good Standing and Power. Buyer is a cor poration duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. Buyer is duly qualified to do business as a foreign corporation, and is in good standing, in each of the jurisdictions in which the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder or under the Ancillary Agreements.

                  (b) Authorization and Validity of Agreement. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and the Ancillary Agreements have been duly executed and delivered by Buyer and constitute valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar laws affecting creditors' rights or remedies generally and by general principles of equity (whether considered at law or in equity).

                  (c) Governmental Approvals; Conflicts. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and the consummation by it of the transactions contemplated hereby and thereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under any provision of any law, rule or regulation, court order, judgment or decree applicable to Buyer, except for such consents, approvals, filings and notices which may be required under the HSR Act or the Communications Act (including the FCC Consent) and except for such violations, the occurrence of which, and such consents, approvals, filings or notices, the failure of which to obtain or make, would not reasonably be expected to materially adversely affect the ability of Buyer to consummate the transactions contemplated hereby or by the Ancillary Agreements, and (ii) will not conflict with, or result in the breach or termination of any pro vision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Buyer under, the articles of incorporation or by-laws of Buyer or any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which Buyer is a party or by which Buyer or any of its assets or properties is bound, except for such conflicts, breaches, terminations, defaults or accelerations which would not reasonably be expected to materially adversely affect the ability of Buyer to consummate the transactions contemplated hereby or by the Ancillary Agreements.

                  (d) Legal Proceedings. There is no litigation, proceeding or govern mental investigation to which Buyer is a party pending or, to the knowledge of Buyer, threatened against it relating to the transactions contemplated by this Agreement or the Ancillary Agreements which would reasonably be expected to materially adversely affect the ability of Buyer to consummate the trans actions contemplated hereby or by the Ancillary Agreements.

                  (e) Financial Capacity. Buyer has, or will have as of the Closing Date, all funds necessary to enable Buyer to perform this Agreement and the Ancillary Agreements in accordance with their respective terms.

                  (f)   Qualification.   As  of  the  date  hereof,   under  the
         Communications Act and the present rules, regulations and practices of the FCC, (i) Buyer is legally and technically qualified to become the licensee of the Station and is financially qualified to consummate the transactions contemplated hereby and by the Ancillary Agreements and
         (ii) will not require any special waiver or exemption from any FCC rule, regulation or policy to enable the FCC to find it qualified to become the licensee of the Station. Buyer will take no action that Buyer knows, or has reason to know, would disqualify Buyer from being the assignee of the FCC Licenses and Governmental Authorizations or the owner or operator of the Station under the Communications Act and the present rules, regulations and practices of the FCC, and will take prompt commercially reasonable action to remove any such disqualification.

                  (g) Certain Fees. Neither Buyer nor any of its officers, directors or employees, on behalf of Buyer, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                  4.3. Acknowledgment of Buyer. Buyer has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities and properties of the Station and in making its determination to proceed with the transactions contemplated hereby, Buyer has relied on the results of such investigation; provided, however, that such investigation shall not be deemed to constitute a waiver of any of Buyer's rights or remedies hereunder. The representations and warranties of Seller set forth in Section 4.1 hereof constitute the sole and exclusive representations and warranties of Seller to Buyer in connection with the transactions contemplated hereby, and Buyer understands, acknowledges and agrees that all other representations and warranties of any kind or nature, express or implied, written or oral (including, but not limited to, any relating to the future or historical financial condition, results of operations, assets or liabilities of the Station) are specifically disclaimed by Seller.

                  4.4. Expiration of Representations and Warranties. Except for the specific representations and warranties referred to in Sections 7.1 and 7.2 hereof, all representations and warranties of Seller and Buyer shall expire with, and be terminated and extinguished by, the Closing and thereafter Seller, Buyer and any of their respective Affiliates, officers or directors, as the case may be, shall have no liability whatsoever with respect to any such representation or warranty.


                                  ARTICLE FIVE

                           Covenants Prior to Closing

                  5.1. Access to Information Concerning Properties and Records. Seller agrees that, during the period commencing on the date hereof and ending on the Closing Date, (a) Seller will give or cause to be given to Buyer and its representatives such access, during normal business hours, to the properties, books and records of Seller relating solely to the Assets or business and operation of the Station, as Buyer shall from time to time reasonably request and (b) Seller will furnish or cause to be furnished to Buyer such financial and operating data and other information which relates solely to the business and operation of the Station, as Buyer shall from time to time reasonably request. Buyer and its representatives shall be entitled, in consultation with Seller, to such access to the representatives and employees of Seller involved in the business and operation of the Station as Buyer may reasonably request.

                  5.2. Conduct of the Business of the Station Pending the Closing. Seller agrees that, except as required or contemplated by this Agreement or the Ancillary Agreements, or otherwise consented to or approved by Buyer, during the period commencing on the date hereof and ending on the Closing Date, it will:

                  (a) conduct the business and operations of the Station in all material respects only in the ordinary course;

                  (b) upon the effectiveness of the LMA, conduct the business and operation of the Station in accordance with Seller's obligations under the LMA;

                  (c) (i) maintain the books, accounts and records relating to the business and operation of the Station in the usual, regular and ordinary manner and (ii) comply in all material respects with all laws and contractual obligations applicable to the Station or to the conduct of the business and operation of the Station;

                  (d) (i) operate the Station in all material respects in accordance with the FCC Licenses and the rules and regulations of the FCC and with all other material laws, rules, regulations and orders,
         (ii) not fail to prosecute with due diligence any pending application to the FCC, (iii) not cause or permit by any act, or failure to act, any of the FCC Licenses to expire, be surrendered, adversely modified, or otherwise terminated and (iv) if the Closing has not occurred by December 31, 1997, file an application for renewal of the FCC Licenses and use its commercially reasonable best efforts and take all steps as may be necessary or proper to prosecute such application diligently and expeditiously, including opposing any petition to deny or informal objection and furnishing the FCC with whatever information it may request. If reconsideration or judicial review of the grant is sought, Seller shall oppose such efforts for reconsideration or judicial review;

                  (e) not sell, convey, assign, transfer, deliver or otherwise dispose of any of the Assets, except for Assets used, consumed or expended in the or dinary course of business consistent with past practice;

                  (f) maintain the Assets in customary repair, maintenance and condition, replace all items of Equipment at customary time intervals, and repair or replace any Asset that may be damaged or destroyed with items of equal or greater value and utility unless Seller determines in good faith that such repair or replacement is not necessary for the continued operation of the Station in substantially the same manner as heretofore;

                  (g) maintain the insurance policies on the Station and the Assets listed in Schedule 4.1(h) hereto or their equivalent;

                  (h) (i) not modify or change in any material respect any material contract, lease, commitment or other agreement relating to the business and operation of the Station, except in the ordinary course of business consistent with past practice, and (ii) not waive any material claims or rights relating to the business and operation of the Station, except in the ordinary course of business consistent with past practice; and

                  (i) not enter into any material contract, lease, commitment or other agreement relating to the business and operation of the Station except in accordance with Section 1.3 or 2.4 of the LMA, provided that any such contract, lease, commitment or other agreement shall terminate on or prior to the Closing Date.

                  5.3. Further Actions. Subject to the terms and conditions hereof, Buyer and Seller agree to use their commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby and by the Ancillary Agreements in the most expeditious manner practicable. Without limiting the generality of the foregoing, Buyer and Seller shall use their commercially reasonable best efforts
(i) to obtain prior to the Closing Date, all consents, authorizations and approvals from such governmental authorities and other third parties as shall be necessary to permit the consummation of the transactions contemplated hereby and by the Ancillary Agreements, (ii) to oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and by the Ancillary Agreements and (iii) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing. Where the consent of any third party is required under the terms of any of the contracts, leases, commitments or other agreements to be assumed by Buyer hereunder or under the LMA, Buyer and Seller shall use their commercially reasonable best efforts to obtain such consent on terms and conditions not materially less favorable than as in effect on the date hereof. Subject to the terms of the LMA, Seller shall promptly notify Buyer of all material changes in the business and operation of the Station.

                  5.4. FCC Licenses. Buyer and Seller acknowledge that assignment of the FCC Licenses by Seller to Buyer requires the prior written consent of the FCC. Buyer and Seller shall use their commercially reasonable best efforts and cooperate in promptly filing or causing to be filed the FCC Application within 10 business days after the date hereof. Buyer and Seller shall use their commercially reasonable best efforts and take all steps as may be necessary or proper to prosecute the FCC Application diligently and expeditiously to a favorable conclusion, including opposing any petition to deny or informal objection to the FCC Application. Buyer and Seller mutually agree to provide whatever additional information the FCC may reasonably request in processing the FCC Application, and to furnish such information within the time established by the FCC in its request and any reasonable and necessary extension thereof. If reconsideration or judicial review is sought with respect to the consent of the assignment of the FCC Licenses, Buyer and Seller shall oppose such efforts for reconsideration or judicial review.

                  5.5. Buyer Qualification. Prior to the Closing, Buyer shall exercise its commercially reasonable best efforts to refrain from doing any act which would disqualify it from being the licensee of the Station.

                  5.6. Station's Employees. Seller agrees to be responsible for the salary, benefits and other compensation payable to, or severance or other termination benefits, including any benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any other liabilities relating to the Station's Employees alleged by the Station's Employees. Buyer shall not hire any of the Station's Employees.

                  5.7. Environmental Due Diligence. At Buyer's option, Buyer, at its sole expense, shall have completed within 10 days of the date hereof an environmental due diligence review relating to the fee property set forth on
Schedule 2.1(c) hereto, including, a Phase I environmental assessment (the "Phase I"), and notified Seller in writing of the results of such due diligence review within such 10-day period. If a further environmental assessment (a "Phase II") is recommended by the Phase I, Buyer, at its sole expense, shall have completed such Phase II within 14 days after the end of such 10-day period. Buyer may not perform or cause to be performed any invasive review of such fee property without giving prior written notice to Seller and affording Seller the opportunity to observe such review, and Seller shall not delay such review by Buyer.

                  5.8. Supplements to Disclosure. From time to time prior to the Closing, Seller may amend or supplement the Schedules attached to this Agreement with respect to any matter that, if existing or occurring at or prior to the Closing Date, would have been required to be set forth or described on such a Schedule or that is necessary to complete or correct any information in any representation or warranty contained in Section 4.1 hereof, unless Buyer objects to any such amendment or supplement in writing within five business days of receipt thereof.


                                   ARTICLE SIX

                              Conditions Precedent

                  6.1. Conditions Precedent to Obligations of Both Parties. The respec tive obligations of Buyer and Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by both Buyer and Seller) at or prior to the Closing Date of the following conditions:

                  (a) No Injunction, etc. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regu latory body nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal or state governmental authority which restrains, enjoins or otherwise prohibits the transactions contemplated hereby shall be in effect.

                  (b) Antitrust Matters. The waiting period under the HSR Act, if applicable, shall have expired or shall have been terminated.

                  (c) FCC Matters. The FCC shall have released a public notice or other written notification, including notice on FCC Form 732, satisfactory to Buyer and Seller announcing its grant of consent to the FCC Application and such grant shall have become a Final Order. In the event Buyer and Seller both waive the requirement of a Final Order, then Buyer and Seller will jointly execute a mutually acceptable unwind agreement at Closing, which will provide that, if the grant of consent to the FCC Application is rescinded, by the FCC or otherwise, prior to the grant becoming a Final Order, Buyer and Seller will unwind the Closing, the Purchase Price will be returned to Buyer, and this Agreement will be terminated.

                  6.2. Conditions Precedent to Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the satisfaction (or waiver by Buyer) at or prior to the Closing Date of each of the following conditions:

                  (a) Accuracy of Representations and Warranties of Seller. All repre sentations and warranties in Section 4.1 hereof shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

                  (b) Performance of Agreements. Seller shall in all material respects have performed all obligations and agreements, and complied with all coven ants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) No Adverse Modification of FCC Licenses. Seller shall be the holder of the FCC Licenses and there shall not have been any modification of any of such FCC Licenses which has a material adverse effect on the business or operation of the Station as operated on the date hereof. In the event that the FCC has not issued its consent to the FCC Application by December 1, 1997, then by the Closing Date the FCC shall have granted Seller's application for renewal of the FCC Licenses for a full license term, such grant shall not impose on Seller or the FCC Licenses any condition that would have a material adverse effect after the Closing on the business or operations of the Station as operated on the date hereof, except that routine EEO reporting conditions shall not be construed as having a material adverse effect on the business or operations of the Station, and such grant shall have become a Final Order.

                  (d) Officer's Certificate. Buyer shall have received a certificate, dated the Closing Date, of the President or a Vice-President of Seller to the effect that, to the knowledge of such officer, the conditions specified in subsections (a), (b) and (c) above have been satisfied.

                  (e) Opinions. Buyer shall have received (i) an opinion of Barbara Burns, Vice-President and General Counsel of Greater Media, Inc., the sole stockholder of Greater Media Holdings, Inc. which is, in turn, the sole stock holder of Greater Media Radio, Inc., the sole stockholder of Seller, and (ii) an opinion of Schwartz, Woods & Miller, special FCC counsel for Seller, each dated the Closing Date, substantially in the form attached hereto as Exhibits A and B, respectively.

                  (f) Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to Buyer.

                  (g) Third-Party Consents. Seller shall have obtained and shall have delivered to Buyer the third-party consents required for assignment of the contracts, commitments and other agreements set forth on Schedule 6.2(g) hereto.

                  (h) Payment of Indebtedness; Financing Statements. Subject to payment of the Purchase Price to Seller, Seller shall have delivered releases or terminations under the Uniform Commercial Code and any other applicable federal, state or local statutes or regulations of any financing or similar statements, including mortgages, filed against any of the Assets, except for Permitted Liens.

                  (i)   Deliveries.   Seller  shall  have  made  the   following
         deliveries:

                           (i) instruments of conveyance and transfer pursuant to Section 2.3 hereof, effecting the sale, conveyance, assignment and transfer of the Assets to Buyer, including, but not limited to, the following:

                                    (1) bargain  and sale deed with  guarantor's
                           covenants for the fee property set forth on Schedule 2.1(c) hereto, together with necessary transfer declarations or affidavits;

                                    (2)  assignments of the FCC Licenses;

                                    (3)  bills of sale for all Equipment;

                                    (4)    assignments    of   the    contracts,
                           commitments   and  other   agreements  set  forth  on
                           Schedule 2.1(d) hereto, together with any consents obtained related thereto; and

                           (ii) certified  resolutions of the board of directors
                  of Seller, authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements.

                  6.3. Conditions Precedent to Obligations of Seller. The obligations of Seller under this Agreement are subject to the satisfaction (or waiver by Seller) at or prior to the Closing Date of each of the following conditions:

                  (a) Accuracy of Representations and Warranties of Buyer. All repre sentations and warranties in Section 4.2 hereof shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

                  (b) Performance of Agreements. Buyer shall in all material respects have performed all obligations and agreements, and complied with all coven ants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) Officer's Certificate. Seller shall have received a certificate, dated the Closing Date, of the President or a Vice President of Buyer to the effect that, to the knowledge of such officer, the conditions specified in subsections (a) and (b) above have been satisfied.

                  (d) Instruments of Assumption. Buyer shall have executed and de livered to Seller such instruments, in form and substance reasonably satisfactory to counsel to Seller, pursuant to which Buyer assumes the Assumed Liabilities as set forth in Section 2.5 hereof.

                  (e) Opinion.  Seller shall have received an opinion of Michael
         B. Milsom, Vice President and General Counsel of Buyer, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

                  (f) Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to Seller.

                  (g)   Deliveries.   Buyer   shall  have  made  the   following
         deliveries:

                           (i)  the Purchase Price in accordance with Section
                  3.2 hereof;

                           (ii) certified  resolutions of the board of directors
                  of Buyer, authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements; and

                           (iii) instruments,  in form and substance  reasonably
                  satisfactory to Seller and its counsel, pursuant to which Buyer assumes the Assumed Liabilities as provided in Section
                  2.5 hereof.


                                  ARTICLE SEVEN

                                 Indemnification

                  7.1. Indemnification by Seller. (a) General. Seller agrees to defend, indemnify and hold harmless Buyer, its Affiliates and the stockholders, officers, directors, employees, agents, advisers and representatives of each such person ("Buyer Indemnitees") from and against, and pay or reimburse each Buyer Indemnitee for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of- pocket expenses and reasonable attorneys' and accountants fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:

                  (i) any inaccuracy of any representation or warranty made by Seller in Section 4.1(b), (j) or (l) hereof or the first sentence of
         Section 4.1(d) hereof;

                  (ii) the ownership of the Assets or the operation of the Station prior to the date hereof; and

                  (iii) any liability of Seller or the Station not assumed by Buyer hereunder or under the LMA.

                  (b) Limitation on Indemnification. Notwithstanding anything in
this  Agreement  to  the  contrary,   Seller's  obligation  to  indemnify  Buyer
Indemnitees shall be subject to all of the following limitations:

                  (i) The amount of any Losses incurred by any Buyer Indemnitee shall be reduced by the net amount any Buyer Indemnitee recovers (after deducting all attorneys' fees, expenses and other out-of-pocket costs of recovery) from any insurer or other party liable for such Losses, and Buyer Indemnitees shall use commercially reasonable best efforts to effect any such recovery.

                  (ii) Buyer Indemnitees shall be entitled to indemnification only for Losses as to which Buyer Indemnitees have given Seller written notice describing in reasonable detail the nature and basis for such indemnification (a "Notice of Claim") on or prior to the first anniversary of the Closing Date.

                  (iii) Seller shall not be required to make any indemnification under Section 7.1(a) hereof until the aggregate amount of Losses resulting from or arising out of the matters referred to in Section 7.1(a) hereof exceeds $45,000; provided that if the aggregate amount of such Losses exceeds such amount, Seller shall be required to indemnify Buyer Indemnitees for all Losses indemnifiable under Section 7.1(a) hereof without regard to such $45,000 limitation.

                  (c) Exclusive Remedy. Except as provided in Article Eight, subsequent to the Closing, indemnification under this Section 7.1 shall be the exclusive remedy of Buyer Indemnitees with respect to any legal, equitable or other claim for relief based upon this Agreement or arising hereunder.

                  7.2. Indemnification by Buyer. (a) General. Buyer agrees to defend, indemnify and hold harmless Seller, its Affiliates and the stockholders, officers, directors, employees, agents, advisers and representatives of each such person ("Seller Indemnitees") from and against, any pay or reimburse each Seller Indemnitee for, any and all Losses resulting from or arising out of:

                  (i) any inaccuracy in any representation or warranty made by Buyer in Sections 4.2(b) or (f) hereof;

                  (ii)  any Assumed Liability; and

                  (iii) the ownership of the Assets or the operation of the Station subsequent to the Closing Date.

                  (b) Limitation on Indemnification. Notwithstanding anything in
this  Agreement  to  the  contrary,   Buyer's  obligation  to  indemnify  Seller
Indemnitees shall be subject to all of the following limitations:

                  (i) The amount of any Losses incurred by any Seller Indemnitee shall be reduced by the net amount any Seller Indemnitee recovers (after deducting all attorneys' fees, expenses and other out-of-pocket costs of recovery) from any insurer or other party liable for such Losses, and Seller Indemnitees shall use commercially reasonable best efforts to effect any such recovery.

                  (ii) Seller Indemnitees shall be entitled to indemnification only for Losses as to which Seller Indemnitees have given Buyer a Notice of Claim on or prior to the first anniversary of the Closing Date.

                  (iii) Buyer shall not be required to make any indemnification under Section 7.2(a) hereof until the aggregate amount of Losses resulting from or arising out of the matters referred to in Section 7.2(a) hereof exceeds $45,000; provided that if the aggregate amount of such Losses exceeds such amount, Buyer shall be required to indemnify Seller Indemnitees for all Losses indemnifiable under Section 7.2(a) hereof without regard to such $45,000 limitation.

                  (c) Exclusive Remedy. Except as provided in Article Eight, subsequent to the Closing indemnification under this Section 7.2 shall be the exclusive remedy of Seller Indemnitees with respect to any legal, equitable or other claim for relief based upon this Agreement or arising hereunder.

                  7.3. Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), a Notice of Claim shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that the Indemnified Party may participate in such defense at such Indemnified Party's expense and the omission by any Indemnified Party to give a Notice of Claim shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event the Indemnifying Party elects to assume the defense of such claim or litigation, the Indemnifying Party shall not be liable to the Indemnified Party under this Article Seven for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, provided that the Indemnified Party shall have the right to employ counsel to represent it if either (a) such claim or litigation involves remedies other than monetary damages and such remedies, in the Indemnified Party's reasonable judgment, could have a material adverse effect on such Indemnified Party or (b) the Indemnified Party may have avail able to it one or more defenses or counterclaims which are inconsistent with one or more of those claims alleged by the Indemnifying Party. If the Indemnifying Party does not elect to assume the defense of such claim or litigation, the Indemnified Party shall act reasonably and in accordance with its good faith business judgment with respect thereto, and shall not settle or compromise any such claim or litigation without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The parties hereto agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or litigation.


                                  ARTICLE EIGHT

                                   Termination

                  8.1. General. This Agreement may be terminated and the transactions contemplated herein may be abandoned (a) by mutual written consent of Buyer and Seller, (b) by any non-defaulting party if consent to the assignment of the FCC Licenses is denied by Final Order (unless the requirement for a Final Order is waived by Buyer and Seller), (c) by any non-defaulting party if the other party shall have materially breached any of its material covenants herein and such breach is not cured within 10 business days of such party's receipt of written notice from the non-de faulting party that such breach exists or has occurred or if such party shall have made a material misrepresentation herein and such misrepresentation is not cured within 10 business days of such party's receipt of written notice from the non-defaulting party that such misrepresentation has been made, (d) by any non-defaulting party by notice to the other party if the Closing Date shall not have occurred on or before the first anniversary of the date of this Agreement, provided, however, that if the FCC has not issued written consent to the FCC Application by December 1, 1997, the term of this Agreement shall be extended by an additional nine month period following the acceptance by the FCC of the Station's license renewal application or (e) by Buyer, if, (i) based on the results of either the Phase I or Phase II conducted pursuant to Section 5.7 hereof, Buyer reasonably believes that the actions required to implement any recommendations resulting from either such Phase I or Phase II, if any, shall exceed $50,000 (exclusive of the costs of such Phase I and Phase II) and
(ii) Buyer gives written notice of such belief to Seller within either the 10-day or 14-day period specified in Section 5.7 hereof, as the case may be.

                  8.2. No Liabilities in Event of Termination. In the event of any termination of this Agreement as provided in Section 8.1 hereof, (a) this Agreement shall forthwith become void and of no further force and effect, (b) the Deposit, and all interest accrued thereon, shall be delivered in accordance with the terms of the Escrow Agreement and (c) there shall be no liability on the part of Buyer, Seller or their respective Affiliates, officers or directors, as the case may be; provided, however, (i) Article Eight and Sections 10.1, 10.2 and 10.12 hereof shall survive any such termination, (ii) in the event of a termination of this Agreement pursuant to Section 8.1(c) hereof by Buyer, Seller shall be liable for any damages sustained by Buyer and (iii) in the event of a termination of this Agreement pursuant to Section 8.1(c) hereof by Seller, the Deposit, and all interest accrued thereon, shall be released to Seller in accordance with the terms of the Escrow Agreement (such amount to be liquidated damages for any damages sustained by Seller as the nature of this transaction being such as will not permit an exact determination of the damages which may be suffered by Seller by reason of such default by Buyer). In the event Buyer shall be entitled to terminate this Agreement pursuant to Section 8.1(c) hereof, Buyer may, in lieu of exercising such right to terminate this Agreement, obtain specific performance of the terms of this Agreement.


                                  ARTICLE NINE

                             Post-Closing Covenants

                  9.1. Access to Books and Records. For a period of six years following the Closing Date, Buyer shall afford, and shall cause its Affiliates to afford, to Seller and its counsel and accountants, during normal business hours, reasonable access to the books, records and other data of the Station with respect to the period prior to the Closing Date to the extent that such access may be reasonably required by Seller in connection with matters relating to or affected by the operations of the Station prior to the Closing Date. Buyer will not dispose of, alter or destroy any such books, records and other data without giving 30 days' prior notice to Seller to permit it, at its expense, to examine, duplicate or repossess such records, files, documents and correspondence.

                  9.2. Further Agreements. Seller shall promptly deliver to Buyer any mail or other communication received by it after the Closing Date pertaining to the business and operation of the Station or the Assets and any cash, checks or other instruments of payment to which Buyer is entitled. Buyer shall promptly deliver to Seller any mail or other communication received by it after the Closing Date pertaining to the Excluded Assets, and any cash, checks or other instruments of payment in respect of such Excluded Assets.

                  9.3. Financial Statements. After the date hereof and until the sixth anniversary of the Closing Date, promptly upon request from Buyer and to the extent reasonably available, Seller shall deliver to Buyer copies of unaudited income and expense statements of the Station for each of the periods ended September 30, 1996 and 1997 as prepared by Seller or an Affiliate of Seller.


                                   ARTICLE TEN

                                  Miscellaneous

                  10.1. Public Announcements. So long as this Agreement is in effect, Buyer and Seller agree to use their commercially reasonable best efforts to consult with each other and obtain the prior written consent of the other party before issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby or by the Ancillary Agreements unless such disclosure is required by applicable law.

                  10.2. Expenses. Subject to Section 10.3 hereof, whether or not the transactions contemplated by this Agreement are consummated, Buyer and Seller shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limi tation, attorneys' fees and accountants' fees; provided, however, Buyer and Seller shall share equally the cost of the FCC filing fee for the FCC Application.

                  10.3. Transfer Taxes. Buyer and Seller shall share equally and cooperate in the timely payment of all Transfer Taxes arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement and each party shall indemnify and hold harmless the other party and its Affiliates against the payment of its portion of Transfer Taxes. As between Buyer and Seller, the party that has the primary responsibility under applicable law for filing any return in respect of Transfer Taxes shall prepare such return, subject to the other party's approval, which approval shall not be unreasonably withheld, and timely file such return.

                  10.4. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two business days after mailing; (c) if sent by fax, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

                  (a)      If to Seller:

                           Greater Boston Radio, Inc.
                           c/o Greater Media, Inc.
                           P.O. Box 1059
                           Two Kennedy Boulevard
                           East Brunswick, New Jersey  08816
                           Attention: Barbara Burns
                           Phone:  (908) 247-6161
                           Fax:    (908) 247-4956

                  with a copy to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, New York  10022
                           Attention:  Richard D. Bohm
                           Phone:  (212) 909-6226
                           Fax:    (212) 909-6836

                  (b)      If to Buyer:

                           American Radio Systems Corporation
                           116 Huntington Avenue
                           Boston, Massachusetts  02116
                           Attention:  Michael B. Milsom
                           Phone:  (617) 375-7500
                           Fax:  (617) 375-7575
                 with a copy to:

                           Dow, Lohnes & Albertson, PLLC
                           1200 New Hampshire Avenue, N.W.
                           Suite 800
                           Washington, D.C.  20036-6802
                           Attention:  John T. Byrnes, Jr.
                           Phone:  (202) 776-2000
                           Fax:  (202) 776-2222

or to such other address or to such other person as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

                  10.5. Entire Agreement. This Agreement (including the Schedules hereto) together with the Ancillary Agreements constitute the entire agreement between Buyer and Seller with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between Buyer and Seller with respect to the subject matter hereof.

                  10.6. Assignment. (a) Neither this Agreement nor any rights or obligations hereunder may be assigned by Seller or Buyer without the written consent of the other party hereto, except (i) to the extent permitted under subsection (b) of this Section 10.6, (ii) that after the Closing Date, Seller may assign any of its rights and obligations to any Affiliate or successor in interest of Seller and (iii) (x) that after the Closing Date, Buyer may assign its obligations hereunder to any Affiliate or successor in interest and (y) that Buyer may assign its rights hereunder to acquire the FCC Licenses to an Affiliate.

                  (b) Buyer acknowledges that Seller may desire to effect this transaction as an exchange of the Assets for other property of like kind and qualifying use within the meaning of section 1031 of the Code. Seller may assign its rights hereunder to a qualified intermediary as provided under Treasury Regulations section 1.1031(k)- 1(g)(4) on or before the Closing Date, provided that such assignment shall be made without any cost or expense to Buyer and without Buyer otherwise incurring any liability thereby and provided, further, that any such assignment shall not relieve Seller from any of its obligations under this Agreement. Buyer shall cooperate with Seller to effectuate any such exchange, provided that such cooperation would not result in any additional cost or expense to Buyer and Buyer would not otherwise incur any liability thereby.

                  10.7. No Third-Party Beneficiaries. Except as provided in Sec tion 10.6 hereof, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

                  10.8. Amendment; Waiver. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought.

                  10.9. Interpretation. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. Any references to Seller's knowledge or the knowledge of Seller shall mean the actual knowledge of Thomas J. Milewski after due inquiry of the Station's manager.

                  10.10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement is interpreted by a court of competent jurisdiction and found to be invalid or unenforceable, neither the enforceability nor the validity of such provisions with respect to any other facts or under any other circumstances shall thereby be impaired. The unenforceability or invalidity of any provision shall not result in the interpretation of the remainder of this Agreement, or any Section hereof, in a manner inconsistent with intent of the parties as evidenced by the terms of this Agreement, or such Section, as a whole.

                  10.11. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same agreement.

                  10.12. Governing Law; Jurisdiction. The construction and perfor mance of this Agreement shall be governed by the laws of the State of New York without regard to its principles of conflict of laws, and the state and federal courts of New York shall have exclusive jurisdiction over any controversy or claim arising out of or relating to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                  GREATER BOSTON RADIO, INC.



                                  By:
                                      Name:
                                     Title:



                                  AMERICAN RADIO SYSTEMS
                                    CORPORATION



                                  By:
                                      Name:
                                     Title: